AMENDMENT NO. 1

                                       TO

                         COMMON STOCK PURCHASE WARRANTS


         THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANTS (This "Amendment No. 1"), dated as of [November 27], 1996, is made by AmeriKing, Inc. (formerly NRE Holdings, Inc.), a Delaware corporation (the "Company"), pursuant to the terms set forth in the Common Stock Purchase Warrants, dated February 7, 1996, issued by the Company for the benefit of the Warrantholders (the "Warrants"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Warrant.

                              W I T N E S S E T H:

         WHEREAS, for value received, the Company issued the Warrants to the Warrantholders subject to the terms and conditions set forth in the Warrant; and

         WHEREAS, the Company wishes to amend the Warrants by cancelling
Section 18 and adding a new section in lieu of that shall provide for the termination of the Warrants pursuant to the terms and conditions as set forth herein; and

         WHEREAS, Section 21 of the Warrants requires the written consent of the Holders of all Series Warrants at the time outstanding of any amendment to the termination date of the Series Warrants;

         NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Company agrees, subject to the written consent of the Holders of all Series Warrants, that, from and after the date hereof, the Warrants be, and hereby is, amended as follows:


                               A G R E E M E N T:

         SECTION 1. Amendment. Effective as of the date hereof, Section 18.3 of the Warrants shall be deleted in its entirety and replaced with the following:

                   "18.3 Upon the occurrence of a Special Call Event, the
              Company shall be entitled to repurchase Securities of the Holder representing Seventy-One and 72/100 (71.72) Shares (as such number may be adjusted pursuant to Section 10)."





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         SECTION 2. Effective Date. This Amendment No. 1 shall take effect on the date hereof; provided, that in the event a closing of the Offerings at which the Subordinated Notes are paid in full along with any Applicable Prepayment Premium (the "Closing") does not occur within five (5) Business Days of the date hereof, this Amendment No. 1 shall be deemed void and shall be of no further force and effect.

         SECTION 3. Waiver of Notice. PMI hereby waives any applicable notice requirements in connection with the repurchase of the Warrants at Closing.

         SECTION 4. Effect of this Amendment No. 1 on the Other Terms of the Warrant. Except as expressly amended and modified herein, all other terms of the Warrant shall remain in full force and effect as originally made and entered into by the parties thereto.

         SECTION 5. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York (excluding provisions relating to choice of law).

         SECTION 6. Necessary Documents. The parties hereto agree to execute or cause to be executed at any time, any and all other documents or instruments necessary to carry out the terms of this Amendment No. 1.

         SECTION 7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

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         IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to be executed as of the date first written above.


                                    AMERIKING, INC.


                                    By:
                                       -------------------------------
                                       Name:   A. Richard Caputo, Jr.
                                       Title:  Vice President



         The undersigned hereby consents to the foregoing Amendment No. 1 as of the date first written above.



                                    PMI MEZZANINE FUND, L.P.,
                                    a Delaware limited partnership

                                    By:  Pacific Mezzanine Investors, L.L.C.
                                         a Delaware limited liability company,
                                         its General Partner

                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


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